As filed with the Securities and Exchange Commission on August 20, 1999
                                                   Registration No. 33-65055

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

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                        BROWNING-FERRIS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                    Delaware                                 74-1673682
         (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                 Identification No.)

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                                 757 N. Eldridge
                              Houston, Texas 77079
                                 (281) 870-8100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

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                                 757 N. Eldridge
                              Houston, Texas 77079
                                 (281) 870-8100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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



         The Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 33-65055) (the "1996 Registration Statement") of Browning-Ferris Industries, Inc., a Delaware corporation ("BFI"), pertaining to up to $1,142,227,500 of securities of BFI to which this Post-Effective Amendment relates, was filed with the Securities and Exchange Commission (the "SEC") on January 10, 1996 and
declared effective. Pursuant to Rule 429 of the Securities Act of 1933, as amended, (i) the Prospectus contained in the 1996 Registration Statement relates to Registration Statement No. 33-58891, previously filed with the SEC on April 27, 1995 (the "1995 Registration Statement") and declared effective; (ii) the Prospectus contained in the 1995 Registration Statement relates to Registration Statements No. 33-51879 and No. 33-7793, previously filed with the SEC on January 12, 1994 (the "1994 Registration Statement") and August 6, 1986 (the "1986 Registration Statement"), respectively, and declared effective; and (iii) the Prospectus contained in the 1986 Registration Statement relates to Registration No. 2-95163, previously filed with the SEC on January 7, 1985 (the "1985 Registration Statement") and declared effective. The 1996 Registration Statement, 1995 Registration Statement, 1994 Registration Statement, 1986 Registration Statement and 1985 Registration Statement are referred to herein collectively as the "Registration Statements".

         On July 30, 1999, pursuant to the Agreement and Plan of Merger dated March 7, 1999, as amended on May 21, 1999, among BFI, Allied Waste Industries, Inc. ("Allied Waste") and AWIN I Acquisition Corporation, a wholly owned subsidiary of Allied Waste ("Merger Sub"), Merger Sub was merged with and into BFI, with BFI as the surviving corporation (the "Merger"). As a result of the Merger, BFI became a wholly owned subsidiary of Allied Waste.

         BFI has terminated the offering of securities pursuant to the Registration Statements. In accordance with an undertaking made by BFI in Part II, Item 17(c)(3) of the 1996 Registration Statement, BFI hereby removes from registration all securities registered under the Registration Statements which remain unsold.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 20th day of August, 1999.

                                          BROWNING-FERRIS INDUSTRIES, INC.


                                         By:  /s/ Donald W. Slager
                                             ------------------------------
                                                   Donald W. Slager
                                                        President



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on August 20, 1999.

                    Signature                              Title
               ------------------                 --------------------------

               /s/ Donald W. Slager
            -------------------------------         Director and President
                Donald W. Slager                   (Principal Executive Officer)

               /s/ G. Thomas Rochford, Jr.
            -------------------------------         Director and Treasurer
             G. Thomas Rochford, Jr.               (Principal Financial Officer)

               /s/ James S. Eng
            -------------------------------        Director and Vice
                  James S. Eng                     President (Principal
                                                   Accounting Officer)